Exhibit 99.4

NEWS RELEASE

FOR IMMEDIATE RELEASE

RLJ ACQUISITION, INC. ANNOUNCES SUCCESSFUL COMPLETION OF

ITS BUSINESS COMBINATION ACQUIRING IMAGE ENTERTAINMENT,

INC. AND ACORN MEDIA GROUP TO FORM

RLJ ENTERTAINMENT, INC.

Robert L. Johnson, Founder of The RLJ Companies, Will Serve as Executive Chairman of The New NASDAQ Publicly Traded Company

BETHESDA, MD//OCTOBER 3, 2012// Robert L. Johnson, Chairman of The RLJ Companies and founder of Black Entertainment Television (BET), announced today RLJ Acquisition, Inc. (OTCQB: RLJAU; RLJA; RLJAW) (the “Company”) has successfully completed the business combination acquiring Image Entertainment, Inc. (OTCQB:DISK) (“Image”) and Acorn Media Group, Inc., two highly complementary media content distribution companies to create RLJ Entertainment, Inc. Approved by the Company’s, Image’s and Acorn’s respective shareholders, RLJ Entertainment, Inc. becomes one of the largest independent global distributors of digital and video content.

“RLJ Entertainment CEO Ted Green, COO Miguel Penella, and I are very excited about this new business combination. RLJ Entertainment’s goal is to become a preeminent distributor of content to all media platforms including DVD and Blu-Ray, digital downloads, digital streaming, and broadcast and cable,” said Mr. Johnson. “We are also committed as part of our business strategy, to leveraging our experience in acquiring, distributing, and monetizing content to create branded digital subscription channels over the Internet targeted to distinct audiences that are underserved by current media platforms and interested in programming that appeals directly to their unique viewing interests.

“RLJ Entertainment believes that the growing convergence of streaming digital content directly to the television set will revolutionize the way consumers acquire content on a customized a la carte basis rather than purchasing bundled packages. RLJ Entertainment is uniquely situated to become a prominent player in a digital media world where the consumer controls what they want to see and when and where they want to see it.”

RLJ Entertainment marks the third company Mr. Johnson has taken public, including Black Entertainment Television, which became the first African American company publicly traded on the New York Stock Exchange in 1991 and RLJ Lodging Trust, a $2 billion market cap hotel REIT with 144 hotels, which Mr. Johnson co-founded with CEO Tom Baltimore, went public in May of 2011. Shares of RLJ Entertainment common stock will be traded on the NASDAQ Capital Market under the stock ticker symbol RLJE. RLJ Entertainment warrants will be traded on the Over-The-Counter Bulletin Board. The Company anticipates that payments to holders of its shares of common stock that redeemed their shares will be made promptly following the closing of the business combination. In conjunction with and to provide funding for these acquisitions and RLJ Entertainment’s ongoing working capital needs, RLJ Entertainment entered into a $70 million credit agreement with a group led by SunTrust, which includes a five-year $15 million revolving credit facility and three tranches of term loans totaling $55 million with final maturities ranging from five to five and one-half years, at interest rates ranging from prime rate plus 5% to 6.25% or LIBOR plus 6% to 7.25% plus an additional 3% per annum paid in kind on the last $15 million of the facilities.

Forward-Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate  future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company, RLJ Entertainment, Image, Acorn and the combined companies are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against RLJ, Image or others relating to the business combination and the transactions contemplated thereby; (2) the risk that the completed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (3) the ability to recognize the anticipated benefits of the business combination; (4) costs related to the proposed business combination; (5) changes in applicable laws or regulations; (6) the possibility that Image or Acorn may be adversely affected by other economic, business, and/or competitive factors; (7) the ability to integrate Image’s and Acorn’s businesses and operations; (8) the anticipated growth and growth strategies; (9) the need for additional capital and the availability of financing; (10) the combined company’s ability to successfully manage relationships with customers, distributors and other important relationships; (11) the combined company’s ability to integrate the management team and employees; (12) the loss of key personnel or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past; (13) the compatibility of business cultures; (14) technological changes; (15) pricing and availability of products and services; (16) demand for the combined company’s products and services; (17) the ability to leverage and monetize content; and (18) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ, RLJ Entertainment or Image.

Readers are referred to the most recent reports filed with the SEC by RLJ and Image. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Inquiries: Traci Otey Blunt, 240.744.7858 or press@rljcompanies.com

Business Inquiries: Lisa Warner Pickrum, 301.280.7703 or rlja@rljcompanies.com

About RLJ Acquisition, Inc. (RLJAU; RLJA; RLJAW) is a special purpose acquisition company (SPAC), also known as a blank check company, that seeks to acquire one of more operating companies. RLJ Acquisition, Inc. intends to use the net proceeds from its initial public offering to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. For more information about RLJ Acquisition, Inc., please visit: http://www.rljcompanies.com/companies/rlj-acquisition-inc/

About Image Entertainment - Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,700 exclusive DVD titles and approximately 350 exclusive CD titles in domestic release and more than 450 programs internationally via sublicense agreements. For many of its titles, Image Entertainment has exclusive audio and broadcast rights, as well as digital download rights to approximately 2,200 video programs and approximately 500 audio titles containing more than 6,000 individual tracks. Image Entertainment is headquartered in Chatsworth, California. For more information about Image Entertainment, please go to www.image-entertainment.com.

About Acorn Media Group - Based in suburban Washington, D.C. and founded by Chairman Peter Edwards, Acorn Media Group has grown from a one-man basement documentary production and distribution operation in the mid-1980s into a leading independent media company operating on three continents. Acorn Media Group consists of four divisions. With its Acorn label, Acorn Media U.S. is the leading distributor of British television programming to consumers in North America. Its Acacia label offers a line of original health & wellness programming. Appealing to the growing lifelong learning audience, Acorn U.S. also offers acclaimed documentaries on the Athena label. Acorn Direct is a direct-to-consumer division offering DVDs, digital downloads, and other high quality products in North America through its Acorn and Acacia catalogs and e-commerce websites. Acorn Media U.K. and Acorn Media Australia distribute comparable lines of DVD titles to consumers in the U.K., Australia, and New Zealand. For more information about Acorn Media Group, please visit www.AcornMedia.com.